FOR IMMEDIATE RELEASE


         UNITED FINANCIAL BANCORP, INC. ANNOUNCES COMPLETION OF SECOND-
                          STEP CONVERSION AND OFFERING

     West Springfield, MA, December 3, 2007: United Financial Bancorp, Inc. (the "Company"), the new Maryland holding company for United Bank and the successor company for United Financial Bancorp, Inc., a Federal corporation (NASDAQ Global
Select: UBNK)("United Financial-Federal"), announced the completion today of its offering in connection with the conversion of United Bank from the mutual holding company form of organization to the stock form of organization.

     As a result of the conversion and offering,  the Company became the holding
company  for  United  Bank,  and  United  Mutual  Holding   Company  and  United
Financial-Federal ceased to exist.

     The Company also announced its final offering results. Orders for a total of 6,467,038 shares at a purchase price of $10.00 per share were accepted in the syndicated offering, a slight increase from the previously announced share amount. The Company also accepted orders for 3,097,532 shares in the subscription offering and the community offering portion of its second-step conversion, including 753,834 shares to be issued to the employee stock ownership plan. As a result, a total of 9,564,570 shares were sold in the subscription offering, community offering and syndicated offering combined, a slight increase from the previously announced share amount.

     As a result of the conversion and stock offering, each public stockholder of United Financial-Federal will receive 1.04079 shares of the Company's common stock in exchange for each of his or her shares of United Financial-Federal common stock, a slight increase from the previously announced exchange ratio.

     Keefe, Bruyette & Woods, Inc. acted as lead manager for the offering. Luse Gorman Pomerenk & Schick served as legal counsel to the Company in the offering.

     The shares of common stock sold in the offering and issued in the exchange are expected to commence trading on December 4, 2007 on the NASDAQ Global Select market. The shares will trade under the symbol "UBNKD" for the first twenty trading days after the closing, after which the symbol will revert to "UBNK."

     United  Financial  Bancorp,  Inc. is the holding company for United Bank, a federally chartered savings bank headquartered in West Springfield, Massachusetts that had $1.0 billion in assets at September 30, 2007. United Bank was originally founded in 1882, as a Massachusetts-chartered cooperative bank. In July 2005, United Financial Bancorp, Inc. completed its initial public stock offering. Investors may obtain additional information about United Financial Bancorp, Inc. on the Internet at www.bankatunited.com, under the Investor Relations section.

     This press release contains certain forward-looking statements. These forward-looking statements are made in good faith pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements may be subject to significant known and unknown risks, uncertainties, and other factors, including, but not limited to, those matters referred to in the preceding sentence.

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     Although we believe that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from the results discussed in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. United Financial Bancorp, Inc. undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.


CONTACT: Richard B. Collins, President and Chief Executive Officer
TELEPHONE: (413) 787-1700